As filed with the Securities and Exchange Commission on October 13, 2020

Registration No. 333-235488

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

360 DigiTech, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

7/F Lujiazui Finance Plaza

No. 1217 Dongfang Road

Pudong New Area, Shanghai 200122

People’s Republic of China

Phone: +86 10 5244 7655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2019 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor

New York, NY 10168
+1 800 221 0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Emerging growth company ☐		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Alex Xu, Chief Financial Officer 7/F Lujiazui Finance Plaza No. 1217 Dongfang Road Pudong New Area, Shanghai 200122 People’s Republic of China Phone: +86 10 5244 7655	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740 4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road, Shanghai People’s Republic of China +86 21 6193 8200

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing exhibit 10.2 to this registration statement on Form S-8, or the Registration Statement, and amending the exhibit index the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note and exhibit index of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note and the amended exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-228020), as amended, initially filed with the SEC on October 26, 2018)

4.2

Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1/A (File No. 333-228020), as further amended, initially filed with the SEC on December 6, 2018)

4.3

Deposit Agreement among the Registrant, The Bank of New York Mellon as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder dated December 13, 2018 (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-231892))

5.1†	Opinion of Maples and Calder (Hong Kong) LLP, regarding the legality of the Class A ordinary shares being registered

10.1†	2019 Share Incentive Plan

10.2*	Amendment No. 1 to the 2019 Share Incentive Plan

23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page hereto)

*  Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 13, 2020.

360 DigiTech, Inc.

By:	/s/ Haisheng Wu
Name:	Haisheng Wu
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hongyi Zhou		October 13, 2020
Hongyi Zhou	Chairman of the Board of Directors

/s/ Haisheng Wu		October 13, 2020
Haisheng Wu	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jiang Wu		October 13, 2020
Jiang Wu	Director

/s/ Wei Liu		October 13, 2020
Wei Liu	Director

/s/ Dan Zhao		October 13, 2020
Dan Zhao	Director

/s/ Gang Xiao		October 13, 2020
Gang Xiao	Director

/s/ Yongjin Fu		October 13, 2020
Yongjin Fu	Director

/s/ Andrew Y Yan		October 13, 2020
Andrew Y Yan	Director

/s/ Eric Xiaohuan Chen		October 13, 2020
Eric Xiaohuan Chen	Director

/s/ Alex Xu		October 13, 2020
Alex Xu	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 360 DigiTech, Inc., has signed this Post-Effective Amendment No. 1 to Registration Statement in New York, United States of America on October 13, 2020.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President